Exhibit 99.1

NEWS RELEASE

GP Strategies Reports Third Quarter 2020 Financial Results

Columbia, MD. November 5, 2020. Global workforce transformation solutions provider GP Strategies Corporation (NYSE: GPX) today reported financial results for the quarter ended September 30, 2020.
Overview:
•Revenue of $115.6 million for third quarter of 2020 compared to $139.0 million for third quarter of 2019 and compared to $106.1 million for the second quarter of 2020
•Gross profit of $20.7 million, or 17.9% of revenue, for third quarter of 2020 compared to $21.7 million, or 15.6%, for third quarter of 2019 and compared to $15.9 million, or 15.0% of revenue for the second quarter of 2020
•Diluted earnings per share of $0.03 for third quarter of 2020 compared to $0.13 per share for third quarter of 2019 and compared to diluted loss per share of $0.04 for the second quarter of 2020. (Adjusted EPS of $0.24 for the third quarters of 2020 and 2019, respectively, and compared to $0.12 for the second quarter of 2020, after adjusting for special items)
•Cash flow from operations of $12.6 million for third quarter of 2020 compared to $10.9 million for third quarter of 2019 and compared to $22.9 million for the second quarter of 2020
•Reduced long term-debt balance by $39.1 million to $43.8 million as of September 30, 2020 compared to $82.9 million as of December 31, 2019
•Divested IC Axon business on October 1, 2020 for approximately $28.0 million, less an escrow of $1.5 million, that will further reduce our debt during the fourth quarter of 2020

“In a tough environment, we are pleased with our third quarter of 2020 results that demonstrate the Company is effectively managing the business through the macroeconomic disruption caused by the COVID-19 pandemic. During the third quarter the Company delivered a sequential increase in revenue, gross margin, adjusted earnings per share and adjusted EBITDA compared to the second quarter of 2020.” stated Adam Stedham, Chief Executive Officer and President of GP Strategies.

“We successfully reduced our long-term debt and took actions to generate positive cash flow. The Company has reduced its long-term debt by $75.9 million, or 63%, in just 15 months. In addition, the sale of IC Axon further reduced debt in the fourth quarter of 2020. GP Strategies is in a position of strength with the flexibility to capitalize on opportunities as they develop in the marketplace.” concluded Mr. Stedham.

The Company's revenue decreased $23.4 million, or 16.8%, to $115.6 million for the third quarter of 2020 from $139.0 million in the third quarter of 2019. Revenue in the North America segment decreased $14.9 million, or 16.1%, revenue in the EMEA segment decreased $4.1 million, or 14.0% and revenue in the Emerging Markets segment decreased $4.4 million, or 25.7%.

The Company's revenue decline was primarily due to circumstances related to the macroeconomic impact of COVID-19, specifically the postponement of certain training events and other delays in client projects. In addition, our revenue decreased $4.6 million during the third quarter of 2020 due to discontinued revenue streams from the sale of our alternative fuels division on January 1, 2020 and the sale of our tuition program management business on October 1, 2019. Foreign currency exchange rate changes also resulted in a total $1.0 million increase in U.S. dollar reported revenue during the third quarter of 2020.

The Company had operating income of $1.3 million for the third quarter of 2020, a $3.2 million decrease compared to operating income of $4.5 million for the third quarter of 2019. The decline in operating income is primarily due to a gross profit decrease of $1.0 million, or 4.6%, and a $2.4 million increase in general and administrative expenses. For the quarter, the company incurred severance expense, that was partially offset by a change in our Paid Time Off Policy, that in net totaled $4.8 million. Of this amount, $1.9 million is reflected in cost of revenue and the remaining $2.9 million is in general and administrative expenses on the condensed consolidated statement of operations.

Net income was $0.5 million, or $0.03 per share, for the third quarter of 2020 compared to net income of $2.1 million, or $0.13 per share, for the third quarter of 2019. After accounting for special items, which are set forth in the Non-GAAP Reconciliation - Adjusted EPS below, Adjusted EPS was $0.24 for both the third quarter of 2020 and 2019 respectively.

Balance Sheet and Cash Flow Highlights
As of September 30, 2020, the Company had cash of $13.2 million compared to $8.2 million as of December 31, 2019. The Company had $43.8 million of long-term debt outstanding as of September 30, 2020 under its revolving credit facility compared to $82.9 million outstanding as of December 31, 2019. Cash provided by operating activities was $45.4 million for the nine months ended September 30, 2020 compared to $4.6 million for the same period in 2019.

In October 2020, the Company sold its IC Axon business division for $28.0 million subject to certain adjustments and $1.5 million was held in escrow. In addition there is a potential earnout of up to $2.0 million based on the business's revenue for calendar year 2020. The company used the net proceeds to further reduce its debt.

Investor Call
The Company has scheduled an investor conference call and webcast for 12:00 p.m. Eastern Time on Thursday, November 5, 2020. Prepared remarks regarding the company’s financial and operational results will be followed by a question and answer period with GP Strategies’ executive management team. The conference call may be accessed via webcast at: https://services.choruscall.com/links/gpx201105.html or by calling +1 (833) 535-2204 within the US, or +(412) 902-6747 internationally, and requesting the “GP Strategies Conference.” The presentation slides broadcast via the webcast will also be available on the Investors section of GP Strategies’ website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the webcast at https://dpregister.com/sreg/10149048/db1754fc58.
The webcast will be archived on the Investors section of GP Strategies’ website and will remain available for 90 days. Alternatively, a telephonic replay of the conference call will be available for one week and may be accessed by dialing +1 (877) 344-7529 in the US, or +1 (412) 317-0088 internationally, and requesting conference number 10149048.
Presentation of Non-GAAP Information
This press release contains non-GAAP financial measures, including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization), Adjusted Earnings per Diluted Share (Adjusted EPS), and free cash flow (cash flow from operating activities less capital expenditures). The Company believes these non-GAAP financial measures are useful to investors in evaluating the Company’s results. These measures should be considered in addition to, and not as a replacement for, or superior to, either net income, as an indicator of the Company’s operating performance, or cash flow, as a measure of the Company’s liquidity. In addition, because these measures may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA and Adjusted EPS to the most comparable U.S. GAAP equivalents, see the Non-GAAP Reconciliations, along with related footnotes, below.

About GP Strategies
GP Strategies Corporation (NYSE: GPX) is a global workforce transformation solutions provider of training, digital learning solutions, management consulting and engineering services. GP Strategies’ solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, automotive, financial services, technology, and other commercial and government customers.

Forward-Looking Statements
We make statements in this press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934, including statements about the anticipated effects of the COVID-19 pandemic and related events on our business and results of operations. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project, including the impact of the COVID-19 pandemic and related events that are beyond our control. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES FOLLOW

GP STRATEGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Quarters ended		Nine Months Ended
	September 30,		September 30,

	2020	2019	2020	2019

Revenue	$115,594	$139,005	$350,019	$427,891
Cost of revenue	94,929	117,338	295,843	361,987
Gross profit	20,665	21,667	54,176	65,904
General and administrative expenses	17,642	15,240	49,106	46,769
Sales and marketing expenses	1,685	1,830	5,381	5,725
Restructuring charges	—	104	855	1,405
Gain on change in fair value of contingent consideration, net	—	—	—	677
Gain on sale of business	—	—	1,064	—
Operating income (loss)	1,338	4,493	(102)	12,682
Interest expense	440	1,575	2,025	4,852
Other income (expense)	196	184	(493)	272
Income (loss) before income tax expense	1,094	3,102	(2,620)	8,102
Income tax expense (benefit)	573	961	(1,241)	2,408
Net income (loss)	$521	$2,141	$(1,379)	$5,694

Basic weighted average shares outstanding	17,094	16,901	17,082	16,773
Diluted weighted average shares outstanding	17,507	16,939	17,252	16,807
Per common share data:
Basic earnings (loss) per share	$0.03	$0.13	$(0.08)	$0.34
Diluted earnings (loss) per share	$0.03	$0.13	$(0.08)	$0.34

Other data:
Adjusted EBITDA(1)	$10,114	$10,758	$19,522	$29,964
Adjusted EPS (1)	$0.24	$0.24	$0.33	$0.61

(1)The terms Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures that the Company believes are useful to investors in evaluating its results. For a reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP equivalent, see the Non-GAAP Reconciliations, along with related footnotes, below.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Quarters ended		Nine Months Ended
	September 30,		September 30,

	2020	2019	2020	2019
Revenue by segment (2):
North America	$77,436	$92,302	$237,654	$292,122
EMEA	25,437	29,577	78,647	91,373
Emerging Markets	12,721	17,126	33,718	44,396
Total revenue	$115,594	$139,005	$350,019	$427,891

Gross profit by segment (2):
North America	$15,335	$15,461	$42,405	$49,240
EMEA	2,845	3,046	7,530	10,282
Emerging Markets	2,485	3,160	4,241	6,382
Total gross profit	$20,665	$21,667	$54,176	$65,904

Supplemental Cash Flow Information:
Net cash provided by operating activities	$12,604	$10,854	$45,369	$4,551
Capital expenditures	(238)	(878)	(1,284)	(1,905)
Free cash flow	$12,366	$9,976	$44,085	$2,646

(2) Effective July 1, 2020, we began managing our business under a new organizational structure on a regional basis through our three geographic markets, North America, EMEA (Europe Middle East Africa) and Emerging Markets. We have reclassified the segment financial information herein for the prior year periods to reflect the changes in our segment reporting and conform to the current year's presentation.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliation – Adjusted EBITDA (3)
(In thousands)
(Unaudited)

	Quarters ended		Nine Months Ended
	September 30,		September 30,

	2020	2019	2020	2019
Net income (loss)	$521	$2,141	$(1,379)	$5,694
Interest expense	440	1,575	2,025	4,852
Income tax expense (benefit)	573	961	(1,241)	2,408
Depreciation and amortization	1,950	2,335	6,204	6,992
EBITDA	3,484	7,012	5,609	19,946
Adjustments:
Non-cash stock compensation expense	1,618	1,520	4,410	3,939
Stock compensation related to severance	1,721	—	1,721	—
Restructuring charges	—	104	855	1,405
Severance expense	4,937	1,015	7,502	2,026
Change in paid time off policy	(1,894)	—	(1,894)	—
Gain on change in fair value of contingent consideration, net	—	—	—	(677)
ERP implementation costs	—	455	—	1,603
Foreign currency transaction (gains) losses	(120)	500	722	1,052
Legal acquisition and transaction costs	368	152	1,406	670
Impairment of operating lease right-of-use asset	—	—	255	—
Gain on sale of business	—	—	(1,064)	—
Adjusted EBITDA	$10,114	$10,758	$19,522	$29,964

(3)Adjusted earnings before interest, income taxes, depreciation and amortization (Adjusted EBITDA) is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. Adjusted EBITDA is calculated by adding back to net income, interest expense, income tax expense (benefit), depreciation and amortization, non-cash stock compensation expense, and other unusual or infrequently occurring items. For the periods presented, these other items are stock compensation related to severance, restructuring charges, severance expense, change in paid time off policy, gain on change in fair value of contingent consideration, net, ERP implementation costs, foreign currency transaction (gains) losses, legal acquisition and transaction costs, impairment of operating lease right-of-use asset, and gain on sale of business. Adjusted EBITDA should not be considered as a substitute either for net income, as an indicator of the Company’s operating performance, or for cash flow, as a measure of the Company’s liquidity. In addition, because Adjusted EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliation – Adjusted EPS (4)
(Unaudited)

	Quarters ended		Nine Months Ended
	September 30,		September 30,

	2020	2019	2020	2019
Diluted earnings per share	$0.03	$0.13	$(0.08)	$0.34
Stock compensation severance expense	0.07	—	0.07	—
Restructuring charges	—	—	0.04	0.06
Severance expense	0.21	0.04	0.32	0.08
Change in paid time off policy	(0.08)	—	(0.08)	—
Gain on change in fair value of contingent consideration, net	—	—	—	(0.03)
ERP implementation costs	—	0.02	—	0.07
Foreign currency transaction (gain) losses	(0.01)	0.02	0.02	0.04
Legal acquisition and transaction costs	0.01	0.01	0.05	0.03
Impairment of operating lease right-of-use asset	—	—	0.01	—
Settlement of contingent consideration in shares	0.01	0.02	0.02	0.02
Gain on sale of business	—	—	(0.04)	—
Adjusted EPS	$0.24	$0.24	$0.33	$0.61

(4)Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, is defined as earnings per diluted share excluding the gain or loss on the change in fair value of acquisition-related contingent consideration and special charges, such as restructuring, and other unusual or infrequently occurring items of income or expense. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, which excludes the gain on change in fair value of acquisition-related contingent consideration and other special charges, when considered together with our U.S. GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	December 31,
	2020	2019
	(Unaudited)
Current assets:
Cash	$13,206	$8,159
Accounts and other receivables	91,169	131,852
Unbilled revenue	39,256	57,229
Prepaid expenses and other current assets	21,690	19,115
Assets held for sale	25,128	—
Total current assets	190,449	216,355
Property, plant and equipment, net	4,933	5,803
Operating lease right-of-use assets	22,637	27,251
Goodwill and intangible assets, net	160,243	187,907
Other assets	11,023	11,586
Total assets	$389,285	$448,902

Current liabilities:
Accounts payable and accrued expenses	$73,227	$92,332
Deferred revenue	21,669	23,234
Current portion of operating lease liabilities	6,073	7,871
Liabilities held for sale	2,898	—
Total current liabilities	103,867	123,437
Long-term debt	43,750	82,870
Long-term portion of operating lease liabilities	19,325	22,159
Other noncurrent liabilities	13,353	10,522
Total liabilities	180,295	238,988
Total stockholders’ equity	208,990	209,914
Total liabilities and stockholders’ equity	$389,285	$448,902

© 2020 GP Strategies Corporation. All rights reserved. GP Strategies and GP Strategies with logo design are registered trademarks of GP Strategies Corporation.
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C O N T A C T S:

Adam H. Stedham	Michael R. Dugan	Candice Hester
Chief Executive Officer	Chief Financial Officer	Investor Relations
443-367-9916	443-367-9627	443-274-5893